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                                                                    EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the use in Pre-Effective Amendment No. 1 of this Registration Statement on Form S-4 of our report dated February 27, 2004, except for Note 17 as to which the date is October 28, 2004, with respect to the consolidated financial statements of Benjamin Franklin Bancorp, Inc. as of and for the years ended December 31, 2003 and 2002, appearing in the Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Information of Benjamin Franklin Bancorp" and "Experts" in such Registration Statement.

WOLF & COMPANY, P.C.

Boston, Massachusetts
January 28, 2005